UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 15, 2014

Dice Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-33584	20-3179218
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1040 Avenue of the Americas, 8th Floor
New York, NY 10018
(Address of principal executive offices, including zip code)

(212) 725-6550
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.       Other Events.

On December 15, 2014, Dice Holdings, Inc. (the “Company”) announced that its board of directors has authorized a stock repurchase program that permits the purchase of up to $50 million of its common stock. The new authorization is effective upon the completion of the Company’s existing $50 million repurchase program and will be in effect for one year. Under the new stock repurchase program, management has discretion in determining the conditions under which shares may be purchased from time to time. A press release announcing the repurchase program was issued and is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 9.01.    Financial Statements and Exhibits.

(d)   Exhibits.

Exhibit No.	Description

99.1	Press Release, dated December 15, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DICE HOLDINGS, INC.

By:	/s/ Brian Campbell
Brian Campbell
Vice President, Business and Legal Affairs and General Counsel

Date: December 16, 2014

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated December 15, 2014